UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2020, Viveve Medical, Inc. (“we” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC, and LPC has committed to purchase from us, from time to time, up to $10,000,000 of our common stock, subject to certain limitations, during the 30 months term of the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on June 8, 2020, the Company and LPC also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), no later than June 23, 2020, to register for resale by LPC under the Securities Act of 1933, as amended (the “Act”), the shares of common stock that we may elect to issue and sell to LPC from time to time under the Purchase Agreement.

On June 9, 2020, LPC purchased 525,000 shares of common stock at a price per share of $0.65 (the “Initial Purchase Shares”) under the Purchase Agreement. We do not have the right to commence any other sales to LPC under the Purchase Agreement until each of the conditions set forth in the Purchase Agreement, all of which are outside of LPC’s control, have been satisfied, including the Registration Statement being declared effective by the SEC. Thereafter, under the Purchase Agreement, on any business day selected by us (the “Purchase Date”), we may direct LPC to purchase up to 250,000 shares of our common stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 300,000 shares, provided that the closing sale price of our common stock is not below $1.00 on the Purchase Date and (ii) the Regular Purchase may be increased to up to 500,000 shares, provided that the closing sale price of our common stock is not below $2.00 on the Purchase Date. In each case, LPC’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. LPC has no right to require the Company to sell any shares of common stock to LPC, but LPC is obligated to make purchases as we direct, subject to certain conditions. The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of our common stock immediately preceding the time of sale without any fixed discount.

In addition to Regular Purchases described above, we may also direct LPC, on any business day following the date on which we have properly submitted a Regular Purchase notice directing LPC to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (the “Accelerated Purchase Date”), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of (i) three (3) times the number of shares purchased pursuant to such Regular Purchase, and (ii) 30% of the trading volume on the Accelerated Purchase Date at a purchase price equal to the lesser of (a) the closing sale price on the Accelerated Purchase Date, and (b) 95% of the Accelerated Purchase Date’s volume weighted average price. The Company shall have the right in its sole discretion to set a minimum price threshold for each Accelerated Purchase.

Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct LPC to purchase shares in multiple Accelerated Purchases on the same trading day, provided that all prior Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to LPC in accordance with the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to LPC.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into any agreement with respect to the issuance of, any floating conversion rate or variable priced equity-like securities during the subsequent 30 months other than (a) at-the-market offerings with registered broker-dealers and (b) any warrants or other equity-like securities in connection with an equity offering or exchange with registered broker-dealers.

Under applicable rules of The NASDAQ Capital Market, in no event may we issue or sell to LPC under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 3,017,625 shares based on 15,095,676 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to LPC under the Purchase Agreement exceeds $0.646 (which represents the lower of (a) the Nasdaq Official Closing Price of our common stock immediately preceding the signing of the Purchase Agreement and (b) the average Nasdaq Official Closing Price of our common stock for the five trading days immediately preceding the signing of the Purchase Agreement), such that issuances and sales of our common stock to LPC under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable NASDAQ rules.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of common stock to LPC. We expect that any proceeds received by us from such sales to LPC will be used for working capital and general corporate purposes. As consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we agreed to pay $325,000 to LPC as a commitment fee.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and closing conditions as well as indemnification rights and termination provisions. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party. During any “event of default” under the Purchase Agreement, all of which are outside of LPC’s control, LPC does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by LPC, until such event of default is cured.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the offering and sale of up to $10,000,000 of shares of Common Stock to LPC from time to time under the Purchase Agreement, including the Initial Purchase Shares, is incorporated herein by reference.

LPC represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act, and the Company sold the securities in reliance upon private placement exemptions from the registration requirements under Section 4(a)(2) of the Act, as well as Rule 506(b) under Regulation D under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement, dated June 8, 2020, by and between Viveve Medical, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated June 8, 2020, by and between Viveve Medical, Inc. and Lincoln Park Capital Fund, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Name:	Scott Durbin
Title:	Chief Executive Officer

Date:	June 10, 2020